Exhibit 3.311
CERTIFICATE OF LIMITED PARTNERSHIP
OF
BRENHAM TOTAL ROLL-OFFS, LP
     The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, hereby certifies as follows:
     I. The name of the limited partnership is “Brenham Total Roll-Offs, LP”.
     II. The address of the Partnership’s registered office in the State of Delaware is Corporation Trust Center, 1200 Orange Street, Wilmington, Delaware 19801, The name of the Partnership’s registered agent for service of process in the State of Delaware at such address is The Corporation Trust Company.
     III. The name and mailing address of the general partner are as follows:
Allied Waste Landfill Holdings, Inc.
15880 North Greenway Hayden Loop
Suite 100
Scottsdale, Arizona 85260
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership of Brenham Total Roll-Offs, LP as of August 21, 2001.

Allied Waste Landfill Holdings, Inc., a Delaware corporation, its General Partner
By:	/s/ D. W. Slager
Name:	D. W. Slager
Title:	President

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 12:30 PM 08/22/2001
010414139 — 3428278